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                                                                     Exhibit 5.4


                                December 10, 1999



Citadel Communications Corporation
Citadel Broadcasting Company
City Center West
7201 West Lake Mead Boulevard
Suite 400
Las Vegas, Nevada 89128

Eckert Seamans Cherin & Mellott, LLC
600 Grant Street
44th Floor
Pittsburgh, Pennsylvania 15219

         Re: Citadel Communications Corporation (the "Company") Registration Statement on Form S-3
                  --------------------------------------------------

Ladies and Gentlemen:

         We are acting as special Nevada counsel for the Company and for Citadel Broadcasting Company, Inc., a Nevada corporation ("CBC"), in connection with the preparation of a Registration Statement on Form S-3 ("Registration Statement") being filed on or about the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration by the Company, CBC, CCC Capital Trust I and CCC Capital Trust II (the "Trusts," and collectively with the Company and CBC, the "Registrants") of various securities, including without limitation, shares of the Company's common stock (the shares that may be issued under the Registration Statement, the Prospectus (as defined below) and/or any Prospectus Supplement (as defined below), the "Common Stock") and preferred stock (the shares that may be issued under the Registration Statement, the Prospectus and/or any Prospectus Supplement, the "Preferred Stock"), warrants for the purchase thereof (such warrants that may be issued under the Registration Statement, the Prospectus and/or any Prospectus


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Citadel Communications Corporation
Eckert Seamans Cherin & Mellott, LLC
December 10, 1999
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Supplement, the "Stock Warrants"), various debt securities (the debt securities that may be issued under the Registration Statement, the Prospectus and/or any Prospectus Supplement, the "Debt Securities"), warrants for the purchase thereof, junior subordinated debt securities issued by CBC, guarantees by the Company of such junior subordinated debt securities of CBC, preferred securities of the Trusts (the "Trust Preferred Securities"), guarantees by the Company with respect to the Trust Preferred Securities, stock purchase contracts and stock purchase units (as those terms are described in the Registration Statement), all of which are referred to herein as the "Securities." The prospectus which is a part of the Registration Statement ("Prospectus") provides that it will be supplemented in the future by one or more supplements (each a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Registrants and the selling stockholders identified in the Registration Statement ("Selling Stockholders") of up to $1,000,000,000 aggregate offering price of the various Securities.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the Opinions expressed herein is limited to the State of Nevada.

         We have examined originals or copies of each of the documents listed below:

         1. Certificate of Corporate Existence of the Company certified by Nevada's Secretary of State as of November 17, 1999;

         2. Certificate of Corporate Existence of CBC certified by Nevada's Secretary of State as of December 6, 1999;

         3. The Eighth Amended and Restated Articles of Incorporation of the Company certified by Nevada's Secretary of State as of November 17, 1999 ("Articles"), and certified by the Assistant Secretary of the Company as of the date hereof;

         4. The Restated Articles of Incorporation of CBC certified by Nevada's Secretary of State as of December 6, 1999 and certified by the Assistant Secretary of CBC as of the date hereof;

         5. The Amended and Restated Bylaws of the Company, dated June 26, 1998, certified by the Assistant Secretary of the Company as of the date hereof ("Bylaws");



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Citadel Communications Corporation
Eckert Seamans Cherin & Mellott, LLC
December 10, 1999
Page 3

         6. The Bylaws of CBC, dated August 21, 1991, as amended on June 30, 1997, certified by the Assistant Secretary of CBC as of the date hereof ("Bylaws");

         7. Resolutions of the Company's board of directors dated November 19, 1999, and December 2, 1999, certified by the Assistant Secretary of the Company as of the date hereof; and

         8.       The Registration Statement.

         Documents 3 and 5 above, as they might be amended from time to time, are referred to herein collectively as "Constituent Documents." We have examined originals or copies of such other corporate records and certificates of corporate officers and public officials as we have deemed necessary or advisable for purposes of this Opinion Letter. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein.

         We have assumed that any of the Securities that constitute an agreement between the Company and the other party or parties thereto to issue shares of the Company's capital stock are valid, binding and enforceable under the laws of the jurisdiction governing any such Securities. We have further assumed with respect to issuances of Common Stock that the number of shares issued does not exceed the number of shares of the Company's common stock then authorized but unissued (excluding shares of the Company's common stock unissued but committed for issuance) and, with respect to issuances of Preferred Stock, the number of shares of Preferred Stock issued does not exceed the number of shares of both:
(a) Preferred Stock then authorized but unissued (excluding Preferred Stock unissued but committed for issuance), and (b) such series of Preferred Stock then authorized but unissued (excluding shares of such series of Preferred Stock unissued but committed for issuance).

         Based upon the foregoing, and subject to the following, it is our opinion that:

         1. The Company and CBC are corporations, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

         2. The Company has the authority to issue up to 200,000,000 shares of common stock, 19,103,122 shares of Series AA Convertible Preferred Stock and 20,000 shares of undesignated preferred stock.


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Citadel Communications Corporation
Eckert Seamans Cherin & Mellott, LLC
December 10, 1999
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         3.       Assuming due adoption by the Company's Board of Directors of a resolution in form and content as required by applicable law authorizing the issuance of Common Stock ("CS Resolution"), then upon issuance and delivery of such Common Stock and receipt by the Company of the consideration called for in the CS Resolution, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         4. When a series of Preferred Stock has been duly established in accordance with the terms of the Constituent Documents and applicable law and assuming due adoption by the Company's Board of Directors of a resolution in form and content as required by applicable law authorizing issuance of such series of Preferred Stock ("PS Resolution"), then upon issuance and delivery of such Preferred Stock and receipt by the Company of the consideration called for in the PS Resolution, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

         5. Assuming due adoption by the Company's Board of Directors of a resolution in form and content as required by applicable law authorizing issuance of Common Stock to Selling Stockholders ("SS Resolution"), then upon issuance and delivery of such Common Stock and receipt by the Company of the consideration called for in the SS Resolution, such Common Stock held by Selling Stockholders will be duly authorized, validly issued, fully paid and nonassessable.

         6. Upon the exercise or conversion (as the case may be) of Debt Securities, Preferred Stock, stock purchase contracts, stock purchase units, or Stock Warrants (collectively, "Convertible Securities") into Common Stock in accordance with the terms of such Convertible Securities, and assuming due adoption by the Company's Board of Directors of a resolution in form and content as required by applicable law authorizing the Company's entry into or issuance of the Convertible Securities ("Convertible Resolution"), then upon issuance and delivery of such Common Stock and receipt by the Company of the consideration called for in the Convertible Resolution, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

         7. When a series of Preferred Stock has been duly established in accordance with the terms of the Constituent Documents and applicable law and upon the exercise or conversion of Convertible Securities into such series of Preferred Stock in accordance with the terms of such Convertible Securities, and assuming due adoption by the Company's Board of Directors of a resolution in form and content as required by applicable law and the Constituent Documents authorizing the Company's entry


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Citadel Communications Corporation
Eckert Seamans Cherin & Mellott, LLC
December 10, 1999
Page 5


                  into or issuance of the Convertible Securities ("Convertible PS Resolution"), then upon issuance and delivery of such Preferred Stock and receipt by the Company of the consideration called for in the Convertible PS Resolution, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

         We express no opinion concerning any securities law or rule. This Opinion Letter is intended solely for use in connection with the registration of the Securities as described in the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Validity of the Securities" in the Prospectus. In giving these consents, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ LIONEL SAWYER & COLLINS

                                          LIONEL SAWYER & COLLINS